                                                                  EXHIBIT  3(ii)




                           AMENDED AND RESTATED BYLAWS

                                       OF

                           AVALONBAY COMMUNITIES, INC.









                                                               February 13, 2003

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           AVALONBAY COMMUNITIES, INC.
                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I  MEETINGS OF STOCKHOLDERS...............................................................................1
         1.01     PLACE...........................................................................................1
         1.02     ANNUAL MEETINGS.................................................................................1
         1.03     MATTERS TO BE CONSIDERED AT ANNUAL MEETING......................................................1
         1.04     SPECIAL MEETINGS................................................................................3
         1.05     NOTICE..........................................................................................5
         1.06     SCOPE OF NOTICE.................................................................................6
         1.07     QUORUM..........................................................................................6
         1.08     VOTING..........................................................................................6
         1.09     PROXIES.........................................................................................7
         1.10     CONDUCT OF MEETINGS.............................................................................7
         1.11     TABULATION OF VOTES.............................................................................7
         1.12     INFORMAL ACTION BY STOCKHOLDERS.................................................................8
         1.13     VOTING BY BALLOT................................................................................8

ARTICLE II  DIRECTORS.............................................................................................8
         2.01     GENERAL POWERS..................................................................................8
         2.02     OUTSIDE ACTIVITIES..............................................................................8
         2.03     NUMBER, TENURE AND QUALIFICATION................................................................9
         2.04     NOMINATION OF DIRECTORS.........................................................................9
         2.05     ANNUAL AND REGULAR MEETINGS....................................................................11
         2.06     SPECIAL MEETINGS...............................................................................12
         2.07     NOTICE AND CALL OF MEETINGS....................................................................12
         2.08     QUORUM.........................................................................................12
         2.09     VOTING.........................................................................................12
         2.10     CONDUCT OF MEETINGS............................................................................13
         2.11     RESIGNATIONS...................................................................................13
         2.12     REMOVAL OF DIRECTORS...........................................................................13
         2.13     VACANCIES......................................................................................13
         2.14     INFORMAL ACTION BY DIRECTORS...................................................................13
         2.15     COMPENSATION...................................................................................13
         2.16     LEAD INDEPENDENT DIRECTOR......................................................................13

ARTICLE III  COMMITTEES..........................................................................................14
         3.01     NUMBER, TENURE AND QUALIFICATION...............................................................14
         3.02     DELEGATION OF POWER............................................................................14
         3.03     QUORUM AND VOTING..............................................................................15
         3.04     CONDUCT OF MEETINGS............................................................................15
         3.05     INFORMAL ACTION BY COMMITTEES..................................................................15


                                      (i)

ARTICLE IV  OFFICERS.............................................................................................15
         4.01     TITLES AND ELECTION............................................................................15
         4.02     REMOVAL AND RESIGNATION........................................................................16
         4.03     OUTSIDE ACTIVITIES.............................................................................16
         4.04     VACANCIES......................................................................................16
         4.05     CHAIRMAN OF THE BOARD..........................................................................16
         4.06     CHIEF EXECUTIVE OFFICER........................................................................17
         4.07     PRESIDENT......................................................................................17
         4.08     VICE PRESIDENTS................................................................................17
         4.09     SECRETARY......................................................................................17
         4.10     TREASURER AND CHIEF FINANCIAL OFFICER..........................................................17
         4.11     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.................................................18
         4.12     SUBORDINATE OFFICERS...........................................................................18
         4.13     COMPENSATION...................................................................................18

ARTICLE V  SHARES OF STOCK.......................................................................................18
         5.01     FORM OF CERTIFICATES...........................................................................18
         5.02     TRANSFER OF SHARES.............................................................................18
         5.03     STOCK LEDGER...................................................................................19
         5.04     RECORDING TRANSFERS OF STOCK...................................................................19
         5.05     LOST CERTIFICATE...............................................................................19
         5.06     EMPLOYEE STOCK PURCHASE PLANS..................................................................19
         5.07     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.............................................20

ARTICLE VI  DIVIDENDS AND DISTRIBUTIONS..........................................................................21
         6.01     AUTHORIZATION..................................................................................21
         6.02     CONTINGENCIES..................................................................................21

ARTICLE VII  INDEMNIFICATION.....................................................................................22
         7.01     INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW.................................................22
         7.02     INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.....................................22
         7.03     INSURANCE......................................................................................22
         7.04     NON-EXCLUSIVE RIGHTS TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES..........................22
         7.05     NO LIMITATION..................................................................................23
         7.06     AMENDMENT, REPEAL OR MODIFICATION..............................................................23
         7.07     RIGHT OF CLAIMANT TO BRING SUIT................................................................23

ARTICLE VIII  NOTICES............................................................................................23
         8.01     NOTICES........................................................................................23
         8.02     SECRETARY TO GIVE NOTICE.......................................................................24
         8.03     WAIVER OF NOTICE...............................................................................24



                                      (ii)

ARTICLE IX  MISCELLANEOUS........................................................................................24
         9.01     EXEMPTION FROM MARYLAND CONTROL SHARE ACQUISITION ACT..........................................24
         9.02     OFFICES OF THE CORPORATION.....................................................................24
         9.03     BOOKS AND RECORDS..............................................................................24
         9.04     INSPECTION OF BYLAWS AND CORPORATE RECORDS.....................................................25
         9.05     CONTRACTS......................................................................................25
         9.06     CHECKS, DRAFTS, ETC............................................................................25
         9.07     LOANS..........................................................................................25
         9.08     FISCAL YEAR....................................................................................26
         9.09     ANNUAL REPORT..................................................................................26
         9.10     INTERIM REPORTS................................................................................26
         9.11     BYLAWS SEVERABLE...............................................................................26

ARTICLE X  AMENDMENT OF BYLAWS...................................................................................26
         10.01    BY DIRECTORS...................................................................................26
         10.02    BY STOCKHOLDERS................................................................................26



                                     (iii)

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         1.01 PLACE. All meetings of the holders (the "Stockholders") of the issued and outstanding common stock and preferred stock of AvalonBay Communities, Inc. (the "Corporation") shall be held at the principal executive office of the Corporation or such other place within the United States as shall be set by the Board of Directors and stated in the notice of the meeting.

         1.02 ANNUAL MEETINGS. An annual meeting of the Stockholders for the election of directors of the Corporation ("Directors") and the transaction of such other business as may be properly brought before the meeting shall be held on the second Wednesday of May of each year, or on such other date which is not more than fifteen (15) days prior to or after such second Wednesday of May, and at such time as shall be fixed by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding Business Day (as defined in Section 1.04(b)(7) below). Failure to hold an annual meeting shall not invalidate the Corporation's existence or affect any otherwise valid acts of the Corporation.

         1.03 MATTERS TO BE CONSIDERED AT ANNUAL MEETING.

               (a) A proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a Stockholder of record of a class of stock of the Corporation ("Stock") entitled to vote on the matter being proposed (A) at the time of giving of notice provided for in this Section 1.03,
(B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting, and who complied with the notice procedures set forth in this Section 1.03. For a proposal of business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must otherwise be a proper matter for action by the Stockholders and such Stockholder must be present in person or by proxy at the annual meeting.

               To be timely, a Stockholder's notice shall set forth all information required under this Section 1.03 and be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting (the "Notice Anniversary Date"); provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the Notice Anniversary Date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such annual meeting is first made.

               In no event shall the public announcement of a postponement or an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

               For purposes of these Bylaws, (a) the "date of mailing of the notice" for an annual meeting shall mean the date of the formal notice of annual meeting that accompanies the distribution of the proxy statement for the solicitation of proxies for election of Directors and (b) "public announcement" shall mean disclosure in a (i) press release reported by the Dow Jones News Service, Associated Press or comparable news service, (ii) document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iii) letter or report sent to Stockholders of record of the Corporation entitled to vote at the meeting.

               (b) A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting, (i) a description of the proposal desired to be brought before the annual meeting,
(ii) the reasons for proposing such business at the annual meeting and any material interest in such business of such Stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or any Stockholder Associated Person therefrom and (iii) as to the Stockholder giving the notice and any Stockholder Associated Person, (x) the name and address of such Stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of any such Stockholder Associated Person and (y) the class, series and number of all shares of Stock of the Corporation which are owned by such Stockholder and by any such Stockholder Associated Person, and the nominee holder for, and number of, shares owned beneficially but not of record by such Stockholder and by any such Stockholder Associated Person.

               For purposes of these Bylaws, "Stockholder Associated Person" of any Stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder,
(iii) any person controlling, controlled by or under common control with such Stockholder Associated Person, and (iv) any person acting in concert with the Stockholder or any other Stockholder Associated Person to support the proposal of or nomination by such Stockholder as of the date on which notice of such proposal or nomination is given to the Secretary of the Corporation.

               (c) Upon written request by the Secretary of the Corporation or the Board of Directors or a designated committee thereof, any Stockholder proposing business for consideration at a meeting of Stockholders shall provide, within ten (10) days after delivery of such request (or such longer period as may be specified in such request), in addition to any verification previously provided, written verification, satisfactory to the Secretary or the Board of Directors or any such committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Stockholder pursuant to this
Section 1.03. If a Stockholder fails to provide such written verification within such period, the Secretary or the Board of Directors or any such committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 1.03.

               (d) Only such business shall be conducted at an annual meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.03. The Presiding Officer (as defined in Section 1.10 hereof) of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.03 and, if any business is not proposed in compliance with this Section 1.03, to declare that such defective proposal be disregarded and not be presented for action at the annual meeting.

               (e) Notwithstanding the foregoing provisions of this Section 1.03, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.03. Nothing in this Section
1.03 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

               (f) This Section 1.03 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.03.

         1.04 SPECIAL MEETINGS.

               (a) The Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the Stockholders. In addition, subject to subsection (b) of this Section 1.04, the Secretary of the Corporation shall call a special meeting of the Stockholders on the written request of Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

               (b) (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder that would be disclosed in solicitations of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten
(10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within fifteen (15) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the fifteenth (15th) day after the first date on which the Record Date Request Notice is received by the Secretary.

               (2) In order for any Stockholder to request a special meeting, one or more written requests for a special meeting signed by Stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request (i) shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary),
(ii) shall bear the date of signature of each such Stockholder (or other agent) signing the Special Meeting Request, (iii) shall set forth the name and address, as they appear in the Corporation's stock ledger, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of Stock of the Corporation which are owned by each such Stockholder, and the nominee holder for, and number of, shares owned beneficially but not of record by each such Stockholder, (iv) shall be sent to the Secretary by registered mail, return receipt requested, and (v) shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

               (3) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.04(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

               (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within fifteen (15) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within fifteen
(15) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date.

               (5) If at any time, as a result of written revocations of requests for the special meeting, the Stockholders of record (or their agents duly authorized in writing) as of the Request Record Date who have delivered and not revoked requests for a special meeting are not entitled to cast at least the Special Meeting Percentage, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before the tenth (10th) day prior to the meeting if the Secretary has first sent to all other requesting Stockholders written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

               (6) The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of Stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         1.05 NOTICE. Not fewer than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written notice of such meeting shall be given, in accordance with Article VIII, to each Stockholder entitled to vote at the meeting or entitled to receive notice of the meeting by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

         1.06 SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except such business that is specifically designated in the notice of the meeting. Subject to the provisions of Section 1.03, any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         1.07 QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this Section 1.07 shall not affect any requirement under any statute or the charter of the Corporation, as amended from time to time (the "Charter"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of Stockholders, the Presiding Officer shall have the power to adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date or with further notice to a date more than 120 days after the original record date. At any meeting called to resume an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

         1.08 VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute or the Charter, each outstanding share (a "Share") of Stock of the Corporation, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the Stockholder fails to specify the number of shares such Stockholder is voting affirmatively, it shall be conclusively presumed that the Stockholder's approving vote is with respect to all votes said Stockholder is entitled to cast. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything else contained in these Bylaws, the rights of any class of "Excess Stock" (as such term is defined in the Charter) and the rights of holders of any class of Excess Stock shall be limited to the rights with respect thereto provided in the Charter.

Notwithstanding the foregoing, the affirmative vote of holders of a majority of all of the Shares entitled to be cast in the election of Directors shall be required to elect a Director.

         1.09 PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed by the Stockholder or by his or her duly authorized agent in any manner permitted by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         1.10 CONDUCT OF MEETINGS.

               (a) The Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of both the Chairman and the Chief Executive Officer, the President, or, in the absence of all of the foregoing officers, a presiding officer appointed by the Board of Directors, shall preside over meetings of the Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding officer (the "Presiding Officer") of the meeting shall act as secretary of such meeting. Unless otherwise approved by the Presiding Officer, attendance at a meeting of Stockholders is restricted to Stockholders of record, persons authorized in accordance with Section 1.09 to act by proxy, and officers of the Corporation.

               (b) The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the Presiding Officer. The Presiding Officer may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Presiding Officer, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the Presiding Officer may determine; (iii) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and such other individuals as the Presiding Officer may determine; (iv) limiting the time allotted to questions or comments by participants; (v) maintaining order and security at the meeting; (vi) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Presiding Officer; and (vii) recessing or adjourning the meeting to a time, date and place announced at the meeting. A meeting of stockholders convened on the date for which it was called may be recessed or adjourned from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date or with further notice to a date more than 120 days after the original record date. Unless otherwise determined by the Presiding Officer, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         1.11 TABULATION OF VOTES. At any annual or special meeting of Stockholders, the Presiding Officer shall be authorized to appoint one or more persons as tellers for such meeting (the "Teller" or "Tellers"). The Teller may, but need not, be an officer or employee of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the

Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller may be authorized by the Presiding Officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Corporation's Charter, Bylaws and applicable law. The Presiding Officer may review all preliminary determinations made by the Teller hereunder, and in doing so, the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. Each report of the Teller shall be in writing and signed by him or her or by a majority of them if there is more than one. The report of the majority shall be the report of the Tellers.

         1.12 INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the matter and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the records of Stockholders meetings. Such consents and waivers may be signed by different Stockholders on separate counterparts.

         1.13 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the Presiding Officer shall order or any Stockholder shall demand that voting be by ballot.

                                   ARTICLE II

                                    DIRECTORS

         2.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.

         2.02 OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law, as amended from time to time (the "MGCL"). Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, the Board of Directors, each Director, and the agents, officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Corporation's purposes or various investment objectives. Any interest that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director's attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

         2.03 NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall be not less than five (5) nor greater than fifteen (15) and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The minimum or maximum number of Directors provided in this
Section 2.03 may be changed only by amendment to these Bylaws or by amendment to the Corporation's Charter, provided that any such amendment shall be both duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote and deemed advisable or approved by the Board of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified.

         2.04 NOMINATION OF DIRECTORS.

               (a) Nominations of persons for election to the Board of Directors may be made at an annual meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record of a class of Stock entitled to vote in the election of Directors (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting, and who complied with the notice procedures set forth in this
Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting of Stockholders.

               (b) For nominations to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a) of this
Section 2.04, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the Notice Anniversary Date; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the Notice Anniversary Date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above.

               (c) A Stockholder's notice of nomination shall set forth (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the principal occupation or employment of such individual for the past five (5) years, (C) the class, series and number of shares of Stock of the Corporation that are beneficially owned by such individual, (D) the date such shares of Stock were acquired and the investment intent of such acquisition, (E) such individual's written consent to be named in the proxy statement as a nominee and to serve as a Director if elected and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (ii) as to the Stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of Stock of the Corporation which are owned by such Stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such Stockholder and by any such Stockholder Associated Person; and (iii) as to the Stockholder giving the notice and any Stockholder Associated Person covered by clause (ii) of this Section 2.04(c), the name and address of such Stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information which would be required to be set forth in a Stockholder's notice of nomination of such nominee.

               (d) Notwithstanding anything in this Section 2.04 to the contrary, in the event the Board of Directors increases the number of Directors to be elected at an annual meeting in accordance with Article II, Section 2.03 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the Notice Anniversary Date, a Stockholder's notice required by this Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

               (e) Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record of a class of Stock entitled to vote in the election of Directors (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the special meeting in question and (C) at the time of such special meeting, and who complied with the notice procedures set forth in this Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the special meeting. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation's notice of meeting, if the Stockholder's notice required by paragraphs (b) and (c) of this Section 2.04 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or an adjournment of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

               (f) Upon written request by the Secretary of the Corporation or the Board of Directors or a designated committee thereof, any Stockholder proposing a nominee for election as a Director at a meeting of Stockholders shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), in addition to any verification previously provided, written verification, satisfactory to the Secretary or the Board of Directors or any such committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Stockholder pursuant to this Section 2.04. If a Stockholder fails to provide such written verification within such period, the Secretary or the Board of Directors or any such committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 2.04.

               (g) Only such individuals who are nominated in accordance with the procedures set forth in this Section 2.04 of these Bylaws shall be eligible for election as Directors. The Presiding Officer of the meeting shall have the power to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.04 and, if any proposed nomination is not in compliance with this Section 2.04, to declare that such defective nomination be disregarded and not be presented for action at the meeting.

               (h) Notwithstanding the foregoing provisions of this Section 2.04, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04. Nothing in this Section
2.04 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

         2.05 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

         2.06 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

         2.07 NOTICE AND CALL OF MEETINGS. Notice of any special meeting of the Board of Directors to be provided herein shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least one (1) Business Day prior to the meeting. Notice by United States mail shall be given at least five (5) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least two (2) Business Days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon receipt of the message at the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute, the Charter or these Bylaws.

         2.08 QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that a quorum for the transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an Independent Director (as defined in the Charter) has any interest shall consist of a majority of the Directors that includes a majority of the Independent Directors then in office. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

         2.09 VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws; provided, however, that no act relating to any matter in which a Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the Independent Directors. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of a majority of the Directors necessary to constitute a quorum at such meeting shall be the action of the Board of

Directors, unless the concurrence of a greater proportion is required for such action by applicable statutes, the Charter or the Bylaws.

         2.10 CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman, or in the absence of the Chairman, by the Chief Executive Officer (if a member of the Board of Directors) or, in the absence of the Chairman and the Chief Executive Officer, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors shall be entitled to participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

         2.11 RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof in the manner provided in the Charter.

         2.12 REMOVAL OF DIRECTORS. Any Director may be removed in the manner provided in the Charter.

         2.13 VACANCIES. Vacancies on the Board of Directors shall be filled in the manner provided in the Charter.

         2.14 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

         2.15 COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

         2.16 LEAD INDEPENDENT DIRECTOR. From time to time the Independent Directors then serving on the Board of Directors may appoint from among them one member to serve as "Lead Independent Director," which position shall have such description as the Independent Directors shall in their discretion determine, but only to the extent not inconsistent with the Charter or these Bylaws.

                                   ARTICLE III

                                   COMMITTEES

         3.01 NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members certain committees as described below. The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating such member but shall not exceed such member's term as Director. Any member of a committee may be removed at any time by resolution of the Board of Directors. A committee may not take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has or is reasonably likely to have any interest unless a majority of the members of such committee shall be Independent Directors.

               (a) Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint an Executive Committee consisting of one or more Directors. The Board may designate one or more Directors as an alternate member of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee.

               (b) Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint an Audit Committee consisting of three or more Directors whose membership on the Audit Committee shall satisfy the requirements set forth in the applicable rules, if any, of the New York Stock Exchange ("NYSE"), as amended from time to time. The Board may designate one or more Directors as an alternate member of the Audit Committee, who may replace any absent member at any meeting of the Audit Committee.

               (c) Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint a Compensation Committee consisting of two or more Directors whose membership on the Compensation Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. The Board may designate one or more Directors as an alternate member of the Compensation Committee, who may replace any absent member at any meeting of the Compensation Committee.

               (d) Other Committees. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint such other standing or special committees, each consisting of one or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the MGCL or imposed by the Charter or these Bylaws. The Board may designate one or more Directors as an alternate member of any committee designated pursuant to this Section 3.01(d), who may replace any absent member at any meeting of such committee.

         3.02 DELEGATION OF POWER. The Board of Directors may, by resolution or adoption of a committee charter, delegate to these committees any of the powers of the Board of Directors, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL, and may prescribe rules governing the conduct and proceedings of these committees.

         3.03 QUORUM AND VOTING. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), a majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the committee members present at a meeting shall constitute the act of the committee. Notwithstanding the foregoing, no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of any committee unless a majority of the Independent Directors on the committee vote for such act.

         3.04 CONDUCT OF MEETINGS. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), the Board of Directors shall designate for each committee a chairman, and if such chairman is not present at a particular meeting, the committee shall select a presiding officer for such meeting. Subject in each case to any provisions to the contrary in any effective resolution of the Board of Directors relating to the appointment or authority of a committee of the Board of Directors (including any committee charter adopted by such resolution), each committee shall (i) adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and (ii) meet at the call of the chairman of such committee or the Chairman of the Board of Directors. Members of any committee shall be entitled to participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings and report the results of any proceedings to the Board of Directors.

         3.05 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts.

                                   ARTICLE IV

                                    OFFICERS

         4.01 TITLES AND ELECTION. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Vice Presidents of varying degrees, such as Executive, Regional or Senior Vice Presidents), a Secretary, a Treasurer (who shall also be the Chief Financial Officer of the Corporation) and such Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Notwithstanding the foregoing, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Secretary and the Treasurer shall be elected by a majority of the

Directors at the time in office. The officers of the Corporation elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following each annual meeting of Stockholders. If the election of such officers shall not take place at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. No officer need be a Stockholder or a Director of the Corporation.

         4.02 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer elected by the Board of Directors, by a committee or an officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.03 OUTSIDE ACTIVITIES. The officers and agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with applicable law and these Bylaws. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation (other than those serving who are also Directors) do not have an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Corporation's purposes or various investment objectives. Any interest that an officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such officer or agent becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.

         4.04 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

         4.05 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Stockholders and the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         4.06 CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business of the Corporation and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         4.07 PRESIDENT. The President shall exercise and perform such duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         4.08 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may be from time to time assigned to them by the Board of Directors or prescribed by these Bylaws.

         4.09 SECRETARY.

               (a) The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board of Directors, and Stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, and approvals of the minutes of meetings executed pursuant to these Bylaws or the MGCL. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each.

               (b) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and may give, or cause to be given, notice of all meetings of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         4.10 TREASURER AND CHIEF FINANCIAL OFFICER.

               (a) The Treasurer and Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

               (b) The Treasurer and Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairman, Chief Executive Officer, President and Directors, whenever any of them requests it, an account of all of his transactions as Treasurer and Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (ii) shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chairman, Chief Executive Officer, President or the Board of Directors, or any such designated committee or officer.

         4.12 SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, Chairman, Chief Executive Officer, President or any designated committee or officer may prescribe.

         4.13 COMPENSATION. The salaries and other compensation and remuneration, of any kind, if any, of the officers shall be fixed from time to time by the Board of Directors or a committee thereof. No officer shall be prevented from receiving such compensation, if any, by reason of the fact that he is also a Director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the compensation and remuneration of such assistant and subordinate officers.

                                   ARTICLE V

                                 SHARES OF STOCK

         5.01 FORM OF CERTIFICATES. Certificates for shares of stock of the Corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the Corporation by (i) the Chairman of the Board, the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Each certificate shall contain the statements and information required by the MGCL. In the event that the Corporation issues shares of Stock without certificates, the Corporation shall provide to holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

         5.02 TRANSFER OF SHARES. Shares of Stock may only be transferred in accordance with all restrictions on transfer set forth in the Charter. Before any transfer of Stock is entered upon the books of the Corporation, or any new certificate is issued therefor, the older



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

certificate, properly endorsed, shall be surrendered and canceled, except when a certificate has been lost, stolen or destroyed.

         5.03 STOCK LEDGER. The Corporation shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all the Stockholders and the number of shares of each class of Stock held by each Stockholder. The stock ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL, and Section 8-204 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the stock ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.

         5.04 RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the stock ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the MGCL and Section 8-204 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

         5.05 LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a new certificate.

         5.06 EMPLOYEE STOCK PURCHASE PLANS. The Board of Directors shall have the authority, in its discretion, to adopt one or more employee stock purchase plans or agreements, containing such terms and conditions as the Board may prescribe, for the issue and sale of unissued shares of the Corporation, or of its issued shares acquired or to be acquired, to the employees of the Corporation or to the employees of its subsidiary corporations or to a trustee on their behalf, and for the payment of such shares in installments or at one time, and for such consideration as may be fixed by the Board or any committee thereof, and may provide for aiding any such employees in paying for such shares by compensation for services rendered, promissory notes or otherwise. The Board of Directors, or any committee thereof, may carry out and administer any such plan or delegate part or all of the administration of any such plan to any other entity or person.

         5.07 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

               (a) The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

               (b) In lieu of fixing a record date, the stock transfer books may be closed by the Board of Directors in accordance with Section 2-511 of the MGCL for the purpose of determining Stockholders entitled to receive notice of or to vote at a meeting of Stockholders.

               (c) Except as otherwise provided in these Bylaws, if no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (i) the record date for the determination of Stockholders entitled to receive notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

               (d) When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where (i) the determination has been made through the closing of the stock transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

                                   ARTICLE VI

                           DIVIDENDS AND DISTRIBUTIONS

         6.01 AUTHORIZATION. Dividends and other distributions upon the Stock may be authorized by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the MGCL. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.

         6.02 CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.01 INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. The Corporation shall indemnify, to the full extent authorized or permitted by Maryland statutory or decisional law or any other applicable law, any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact he, his testator or intestate is or was a Director or officer of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director or officer of, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent failure to make disclosures required by the next to last sentence of Sections 2.02 or 4.03 hereof as applied to Directors and officers respectively. The Corporation shall indemnify any Indemnified Person's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the status of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property (including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse's or child's own acts. The provisions of this
Section 7.01 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.

         7.02 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to Directors and officers of the Corporation.

         7.03 INSURANCE. The Corporation shall have the power to purchase and maintain insurance to protect itself and any Indemnified Person, employee or agent of the Corporation against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

         7.04 NON-EXCLUSIVE RIGHTS TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights which any Indemnified Person may be entitled as a matter of law or by contract, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

         7.05 NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification to such persons as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation as a Director or officer.

         7.06 AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article VII by the Stockholders or the Directors of the Corporation is effective on a prospective basis only and neither repeal nor modification of such provisions shall adversely affect any right or protection of a Director or officer of the Corporation under this
Article VII existing at the time of such amendment, repeal or modification.

         7.07 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 7.01 of this Article VII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                                  ARTICLE VIII

                                     NOTICES

         8.01 NOTICES. Unless otherwise provided in these Bylaws, whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally delivered against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, to 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314 (or any subsequent address selected by the Board of Directors), attention Chief Executive Officer, or if to a Stockholder, Director or officer, at the address of such person as it appears on the records of the Corporation. In addition, whenever notice is required to be given to a Stockholder, such requirement shall be satisfied when written notice is left at such Stockholder's residence or usual place of business or is delivered to such Stockholder by any other means permitted by Maryland law. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.

         8.02 SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other officer of the Corporation designated by the Chairman or the Chief Executive Officer. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by, or by any person directed to do so by, the Chairman or the Chief Executive Officer or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

         8.03 WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for which notice is given, shall be deemed equivalent to the giving of such notice. A written waiver of notice of a Stockholders meeting shall be filed with the records of such meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 EXEMPTION FROM MARYLAND CONTROL SHARE ACQUISITION ACT. The provisions of the Maryland Control Share Acquisition Act (Sections 3-701 to 3-710 of the MGCL, as amended from time to time) shall not apply to any Share of Stock of the Corporation now or hereafter held by any current or future Stockholders. All shares of Stock currently outstanding or issued in the future are exempted from the Maryland Control Share Acquisition Act to the fullest extent permitted by Maryland law.

         9.02 OFFICES OF THE CORPORATION. The principal executive office for the transaction of the business of the Corporation is hereby fixed and located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another. Branch and subordinated offices may at any time be established by the Board of Directors.

         9.03 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

         9.04 INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the minutes of proceedings of the Stockholders, annual statements of affairs and any voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a Stockholder or as the holder of such voting trust certificate, in each case as set forth in the MGCL. Other documents, such as the Corporation's books of account, stock ledger and Stockholder lists, may be made available for inspection by any Stockholder or holder of a voting trust certificate to the extent required by the MGCL.

         9.05 CONTRACTS. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         9.06 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         9.07 LOANS.

               (a) Such officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.

               (b) From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those officers or agents.

         9.08 FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the year ending December 31.

         9.09 ANNUAL REPORT. Each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.

         9.10 INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deems proper.

         9.11 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

                                   ARTICLE X

                               AMENDMENT OF BYLAWS

         10.01 BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal (i) Section 2.03 to change the minimum or maximum number of Directors without the vote of the Stockholders required therein, (ii) Section
7.01 without a vote of the Stockholders and the consent of any Indemnified Persons whose rights to indemnification, based on conduct prior to such amendment, would be adversely affected by such proposed alteration or repeal;
(iii) this Section 10.01; or (iv) Section 10.02.

         10.02 BY STOCKHOLDERS. With the approval of the Board of Directors, the Stockholders shall have the power, by affirmative vote of a majority of the outstanding shares of common stock of the Corporation, at any annual meeting (subject to the requirements of Section 1.03), or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Stockholders shall not alter or repeal Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal, and except that a vote of two-thirds of the outstanding shares of common stock of the Corporation is required to amend Sections 1.03, 2.04 and 2.13.

         The foregoing are certified as the Bylaws of the Corporation as in effect at the close of business on February 13, 2003.


                                      /s/ Edward M. Schulman
                                      -----------------------------------------
                                      Edward M. Schulman



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